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                                                                    Exhibit 10.1



                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (this "Agreement"), dated as of June __, 2002, is made by and between Biopure Corporation, a Delaware corporation, having its principal place of business at 11 Hurley Street, Cambridge, MA 02141 (the "Company"), and Mr. Thomas A. Moore, residing at 166 Cherry Hill Road, Princeton, New Jersey 08540 (the "Executive").

                                    RECITALS

         1. The Company wishes to employ the Executive as the President and Chief Executive Officer of the Company.

         2. The Company has determined that it is essential to enter into an employment agreement having the compensation and benefits herein to induce the Executive to be so employed.

         3. The Executive agrees to accept such employment by the Company on the terms set forth herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive hereby agree as follows.

         1.       CERTAIN DEFINITIONS.

                  1.1 "EFFECTIVE DATE" shall mean the first day of Executive's employment, which shall be at his option, but in no event later than 30 days from the date of this Agreement.

                  1.2 "EMPLOYMENT PERIOD" shall mean the period commencing on the Effective Date and ending on the third anniversary of the Effective Date, as further extended in accordance with the provisions of this Section 1.2. The Employment Period (as it may have been extended pursuant to the provisions of this sentence and subject to the provisions of Section 5 below) shall be extended or further extended, as the case may be, without any action by the Company or the Executive, on the third anniversary of the Effective Date and on each subsequent anniversary thereof for an additional period of one year, unless and until either party gives written notice to the other party at least sixty
(60) days in advance of any such anniversary that the Employment Period in effect when such notice is given is not to be extended or further extended, as the case may be.

                  1.3 "BOARD" shall mean the Board of Directors of the Company.

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         2.       EMPLOYMENT. Subject to the terms and conditions provided
herein, the Company hereby agrees, during the Employment Period, to employ the Executive as its President and Chief Executive Officer. The Executive hereby agrees to accept such employment during the Employment Period. The Company agrees to nominate the Executive to be a member of the Board and to use its best efforts to cause him to be elected and reelected a member of the Board throughout the Employment Period.

         3. EMPLOYMENT DUTIES. During the Employment Period, the Executive shall have such duties and responsibilities as are assigned to the Executive by the Board and are consistent with his status as President and Chief Executive Officer and shall take direction from and report to the Board. During the Employment Period, the Executive agrees to devote substantially all of his business attention and time to the business and affairs of the Company and its subsidiaries, and to use the Executive's best efforts to perform faithfully the duties and responsibilities assigned to the Executive under this Section 3. It is expressly understood that (a) the Executive may devote a reasonable amount of time to the management of his investments and affairs and to such industry associations, charitable and civic endeavors as shall not materially interfere with the obligations set forth in the preceding sentence, and (b) with the prior approval of the Board (which shall not be unreasonably withheld and subject to the non-competition provision in Section 9), the Executive may serve as a member of one or more boards of directors of companies that are not affiliated with the Company. The Executive shall have the right during the Employment Period to serve as a director of Alteon, Inc.

         4.       COMPENSATION.

                  4.1 BASE SALARY. During the Employment Period, the Company shall pay the Executive a base salary (the "Base Salary") of no less than $350,000 per annum, payable in accordance with the Company's normal payroll practices for senior executives. The Base Salary shall be reviewed at least once each year for increase (but not decrease) in accordance with the Company's regular review of senior executive salaries, and if so increased, then such increased amount shall become the Base Salary.

                  4.2 INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, the Executive shall be eligible to participate in all bonus, short- or long-term incentive plans and programs established by the Board from time to time and in existence on or after the Effective Date for the benefit of senior executives of the Company. The Company and the Executive shall design and implement an annual bonus plan during the 3-month period following the Effective Date, and it is understood that the Executive's target bonus opportunity under such plan shall be approximately 50% of his Base Salary or in accordance with market practices. During the Employment Period, the Executive shall be eligible to participate in all savings and retirement plans and programs as the plan terms allow maintained by the Company from time to time on or after the Effective Date for the benefit of employees and/or senior executives or employees of the Company. In addition, the Executive shall be eligible to receive annual or periodic awards under the Company's 2002 Omnibus Securities and Incentive Plan or any other such plan in which senior executives may become eligible to participate from time to time; provided, however, that such awards shall be granted in the sole discretion of the Company, but further provided, that in determining whether the Executive should receive any such annual or periodic awards, the fact that the Executive's stock option granted under
Section 4.5 or any other stock-

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based award granted to the Executive after the Effective Date that was subject to any dilution shall be given great weight by the Company.

                  4.3 WELFARE BENEFIT PLANS. During the Employment Period and as of the Effective Date, the Executive and/or the Executive's family as the terms allow shall participate in all welfare benefit plans, programs and arrangements maintained by the Company from time to time on or after the Effective Date for the benefit of senior executives or employees of the Company.

                  4.4 VACATION; FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to five (5) weeks of vacation annually, and any accrued and unused vacation shall be carried over to the next year without any reduction; provided, however, that the maximum carryover on a year-to-year basis shall be five weeks. During the Employment Period, the Executive shall receive such perquisites and fringe benefits as are generally provided to senior executives of the Company. During the Employment Period, the Company shall reimburse Executive's reasonable travel expenses for round trips, up to one round trip weekly, from the Company's headquarters to Princeton, New Jersey. During the Employment Period, the Company shall reimburse the Executive for reasonable travel expenses for his wife to accompany him on extended business trips required to be taken in carrying out his duties and responsibilities. Air travel shall be business class, and if business class is not available, then the Executive may travel first class if the flight is outside of the contiguous United States. During the Employment Period, the Company shall annually pay all fees and membership dues necessary to permit the Executive to become a member of one dining club. The Executive shall also be reimbursed for reasonable business expenses in accordance with Company policy. Any benefit received by the Executive under this Section 4.4 that is taxed as compensation (other than vacation pay, if any) will be "grossed up" by the Company for all applicable taxes.

                  4.5      STOCK OPTION GRANT.

                           (a) On the Effective Date, the Executive shall be
granted stock options entitling the Executive to acquire 800,000 shares of the Company's class A common stock at an exercise price equal to the Fair Market Value on the date of grant. Such options shall be for a term of 10 years from the Effective Date, and upon death or termination of employment, shall provide for continued exercisability of options vested prior to death or termination for the balance of the term. The options shall be governed by one or more stock option agreements, the terms of which shall not be inconsistent with this
Section 4.5 and otherwise shall be consistent with the terms of the Company's 2002 Omnibus Securities and Incentive Plan ("Plan"). Shares, if any, issuable upon exercise of options not granted under the Plan shall be requested promptly following the Effective Date under the Securities Act of 1933 on Form S-8. The options shall be or become exercisable, i.e., shall vest, in respect of the shares underlying such options as follows:

                           1.  200,000 shares         on the Effective Date;

                           2.  100,000 shares         on the first anniversary
                                                      of the Effective Date;

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                           3.  100,000 shares         on the second anniversary
                                                      of the Effective Date;

                           4.  100,000 shares         on the third anniversary
                                                      of the Effective Date;

                           5.  100,000 shares         on the earlier of four
                                                      years from the date of
                                                      grant or the First
                                                      Performance Date;

                           6.  100,000 shares         on the earlier of four
                                                      years from the date of
                                                      grant or the Second
                                                      Performance Date;

                           7.  100,000 shares         on the earlier of four
                                                      years from the date of
                                                      grant or the Third
                                                      Performance Date.

                           (b)      The "First Performance Date" shall be the
first trading day after the Fair Market Value of the Class A common stock has been at least $14.00 per share on each of the immediately preceding forty-five
(45) consecutive trading days.

                           (c)      The "Second Performance Date" shall be the
first trading day after the Fair Market Value of the class A common stock has been at least $21.00 per share on each of the immediately preceding forty-five
(45) consecutive trading days.

                           (d)      The "Third Performance Date" shall be the
first trading day after the Fair Market Value of the class A common stock has been at least $28.00 per share on each of the immediately preceding forty-five
(45) consecutive trading days.

                           (e)      A "trading day" shall mean a day when
(i) trading generally occurs during normal business hours on or by the New York Stock Exchange and the NASDAQ Stock Market and (ii) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market.

                           (f)      The Executive shall forfeit any unvested
options upon termination of employment with the Company for any reason, except as otherwise specifically provided in this Agreement.

                           (g)      If there is a Change in Control (as defined
in the Plan as in effect as of the date of this Agreement), then all outstanding unvested stock options held by the Executive as of the date of such Change in Control shall immediately vest as of the date of such Change in Control and shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Executive's employment with the Company or (ii) the tenth anniversary of the date of grant of such option.

                           (h)      "Fair Market Value" shall mean, as of any
specified date, the average of the reported high and low sales prices of the class A common stock on the stock exchange composite tape on that date, or if no sales prices are reported on that date, on the last preceding date on which such prices of the class A common stock are so reported. If the class A common stock is traded over the counter at the time a determination of its fair market value is

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required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of class A common stock on the most recent date on which the class A common stock was publicly traded. In the event class A common stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Board in such manner as it deems appropriate.

                  4.6 RELOCATION. The Company shall reimburse Executive up to a total of $50,000 for (i) his reasonable moving expenses in connection with his relocation from Princeton, New Jersey to the Boston area and (ii) expenses incurred in finding and securing a residence in the Boston area, all subject to presentation of appropriate receipts. These expenses may include travel expenses for the Executive and his spouse between Princeton, New Jersey and Boston, hotel or temporary housing costs, costs associated with home furnishings rental and/or purchase, real estate brokerage fees and other similar expenses.

                  4.7 POWER OF BOARD UNIMPAIRED. Nothing in this Section 4 shall impair the ability of the Board in its discretion to amend or eliminate any plan or policy described or referred to in this Section 4, provided, however, that any such amendment or elimination shall not adversely affect, impair or impact any outstanding stock-based award held by the Executive as of the date of such amendment or elimination.

         5.       TERMINATION.

                  5.1 DEATH OR DISABILITY. The Employment Period shall terminate automatically upon the Executive's death. If, during the Employment Period, the Disability (as defined below) of the Executive has occurred, the Company may give to the Executive written notice of its intention to terminate the Executive's employment due to such Disability. The Executive's employment with the Company shall be terminated by the Company on the 30th day after receipt by the Executive of such notice (the "Disability Effective Date"), if, within such thirty (30) day period, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means a physical or mental disability resulting in the inability of the Executive to substantially perform his duties full-time under this Agreement, as set forth in Section 3, during any consecutive six-month period, as determined by a licensed physician mutually selected by the Company and the Executive or his legal representative. If the Company and the Executive cannot agree as to the selection of a licensed physician for purposes of making such determination, then each party shall select a licensed physician and these two licensed physicians shall select a third licensed physician who shall make such determination. Nothing in this Section 5.1 is intended to be inconsistent with applicable federal or state law regarding disabilities, if any.

                  5.2      CAUSE.

                           (a)      The Company may terminate the employment of
the Executive for Cause by written notice to the Executive. Upon receipt of such written notice, the Executive shall have the right to seek (within ten (10) business days) an opportunity to be heard by the Board, which opportunity the Board shall arrange as promptly and in such format as directors'

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schedules permit. For purposes of this Agreement, "Cause" shall have the meaning set forth in the Plan in effect as of the date of this Agreement.

                           (b)      In the event the Company wishes to terminate
the Executive for breach of this Agreement pursuant to Section 5.2(a), and such breach is capable of being cured, the Company shall provide the Executive with written notice specifying in reasonable detail the services or matters which it contends the Executive has not adequately performed, or the material provisions of this Agreement of which the Executive is in violation and the acts constituting such violation, why the Company has Cause to terminate this Agreement and what the Executive should do to adequately perform his obligations hereunder. If within ten (10) days of receipt of the notice the Company reasonably believes that the Executive has performed the required services or has modified his performance to correct the matters complained of, the Executive's breach will be deemed cured, and the Executive shall not be terminated. However, if the nature of the service not performed by the Executive or the matters complained of are such that more than ten (10) days are reasonably required to perform the required service or to correct the matters complained of, then his breach will be deemed cured if the Executive commences to perform such service or to correct such matters within the ten (10) day period and thereafter diligently prosecutes such performance or correction to completion in a time frame established by the Company, in its reasonable judgment. If the Executive does not perform the required services or modify his performance to correct the matter complained of within the ten (10) day period or the Company-approved extension thereof, the Company shall have the right to terminate this Agreement at the end of the ten (10) day period or extension thereof. If the Company, in its reasonable judgment, determines that the Executive's breach of this Agreement pursuant to Section 5.2(a) is not capable of being cured, and in the event of any breach of Section 9 or of any of Sections 1 through 5 of the Protection of Company Property Agreement (hereinafter defined in Section 8), the Company may terminate the Executive immediately for Cause by written notice to the Executive.

                  5.3 WITHOUT CAUSE. During the Employment Period, upon written notice given to the Executive, the Company may terminate the Executive's employment hereunder other than for Cause.

                  5.4 TERMINATION BY EXECUTIVE FOR GOOD REASON. During the Employment Period, the Executive may terminate his employment hereunder by written notice for Good Reason. For purposes of this Agreement, "Good Reason" shall mean: (a) the reduction of the Executive's Base Salary or target bonus opportunity without the Executive's prior written consent; (b) the diminution, without his consent, of the Executive's title, authority, duties or responsibilities as specified in Section 3, or the assignment of duties and responsibilities that are inconsistent with his position as President and Chief Executive Officer of the Company, or if the Executive reports to anyone other than the Board; (c) the Company requiring the Executive, without his consent, to be based in any office or location other than the Company's headquarters office, and such headquarters shall not be located during the Employment Period outside of (i) a 30-mile radius of Cambridge, Massachusetts or (ii) a 60-mile radius of Princeton, New Jersey; (d) the material breach by the Company of any provision of this Agreement which has not been cured within thirty (30) days after a notice of termination has been given by the Executive to the Company; (e) failure by the Board to have elected the Executive Chairman of the Board on or before July 1, 2005, or the removal of the Executive as Chairman of the Board during the

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Employment Term; or (f) failure of the Company to obtain the assumption in writing of its obligations under this Agreement by any successor within 30 days of such succession.

                  5.5 TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. During the Employment Period the Executive may terminate employment hereunder by written notice without Good Reason, and such termination shall not be deemed to be a breach of this Agreement.

                  5.6 DATE OF TERMINATION. "Date of Termination" shall mean:

                           (a)      if the Executive's employment is terminated
by the Company, other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive in writing of such termination under Section 5.3;

                           (b)      if the Executive's employment is terminated
by the Company for Cause, the Date of Termination shall be at the end of the 10-day period or any extension given under Section 5.2;

                           (c)      if the Executive's employment is terminated
for Good Reason, the Date of Termination shall be the thirtieth day after written notice of termination is given (provided that the Company has not cured its breach of this Agreement prior to such thirtieth day);

                           (d)      if the Executive's employment is terminated
voluntarily by the Executive other than for Good Reason, the date of termination shall be the date on which the Executive notifies the Company of such termination (or the date on which the Company otherwise first learns of such voluntary termination);

                           (e)      if the Executive's employment is terminated
by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be; and

                           (f)      if the Executive's employment is terminated
by reason of the fact that the Company has not extended the Employment Period under Section 1.2, the Date of Termination shall be the date the Employment Period ends.

         6.       OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  6.1 CAUSE, DEATH, DISABILITY OR VOLUNTARILY BY THE EXECUTIVE. If the Executive's employment is terminated by reason of the Executive's death, the Executive's Disability, for Cause by the Company or by the Executive voluntarily (other than for Good Reason), the Executive, or the Executive's legal representative, as the case may be, shall be entitled to receive (a) the Executive's Base Salary through the Date of Termination; (b) any compensation previously deferred by the Executive (together with any accrued interest thereon through the Date of Termination) and not yet paid by the Company, and any bonus earned in the previous year and not yet paid by the Company; (c) any accrued vacation pay through the Date of Termination not yet paid by the Company; and (d) a pro rata bonus for the year of termination calculated and payable after year-end, if any, provided, however that no such pro rata bonus shall be paid to the Executive if his employment is terminated for Cause or voluntarily by the

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Executive without Good Reason (such amounts specified in clauses (a), (b), (c)
and (d) are hereinafter referred to as the "Accrued Obligations"). Accrued Obligations shall not include other compensation not described in the preceding sentence accrued but not yet paid through the Date of Termination. All such Accrued Obligations except for that specified in clause (d) shall be paid to the Executive or to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days after the Date of Termination. In addition to the foregoing, if the Executive's employment is terminated by reason of the Executive's death or Disability, unvested options granted to the Executive during his employment which are not options specified in Section 4.5(a)(5)-(7) of this Agreement ("Performance Options") shall immediately vest and remain exercisable for one (1) year from the Date of Termination. In the case of death, the Executive's family shall be entitled to receive any family death benefits provided by the Company to surviving families of senior executives. In the case of the Executive's Disability, the Executive shall be entitled as of the Disability Effective Date to receive the disability benefits provided by the Company to disabled senior executives.

                  6.2 OTHER THAN FOR CAUSE, DEATH OR DISABILITY, OR BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment (other than for Cause, death or Disability), or the Company does not extend the Employment Period under Section 1.2, or the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive, within thirty (30) days after the Date of Termination, the following:

                           (a)      The Company shall pay to the Executive all
Accrued Obligations.


                           (b)      The Company shall pay to the Executive in
cash a lump sum amount equal to the Executive's then current Base Salary for one year provided, however, that if the Executive's employment terminates during the 2-year period beginning on the date of a Change in Control (as defined in the Company's 2002 Omnibus Securities and Incentive Plan), then the Executive shall receive a lump sum payment equal to 200% of the Executive's then current Base Salary.

                           (c)      The Company shall pay its proportionate
share of the cost of the Executive's COBRA continuation coverage for a period of 12 months or 24 months if the Executive's employment terminates during the 2-year period beginning on the date of Change in Control (as defined in the Plan).

                           (d)      Unvested options granted to the Executive
during his employment which are not Performance Options shall immediately vest and remain exercisable for ninety (90) days from the Date of Termination.

                           (e)      The parties recognize and agree that, if
the Company terminates the Executive's employment during the Employment Period other than for Cause, death or Disability or if the Executive terminates his employment during the Employment Period for Good Reason, the actual damages to the Executive would be difficult if not impossible to ascertain and agree that the Executive's sole remedy shall be a right to receive amounts determined and paid in accordance with the provisions of this Section 6.2. The Executive shall not be required to mitigate the amount of any payment provided for in this
Section 6.2 by

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seeking other employment or otherwise, nor shall any compensation earned by the
Executive in other employment or otherwise reduce the amount of any payment provided for in this Section 6.2.

                  6.3 FULL SATISFACTION. The payments actually received, accepted and retained by the Executive (or his legal representatives) under this Agreement that are attributable to the termination of the Executive's employment shall be in full and complete satisfaction of any and all claims the Executive (or his legal representatives) may have against the Company which are, in any way related to the employment relationship (including the Executive's hiring) between the Executive and the Company or the termination of that relationship.

                  6.4 OTHER PAYMENTS. Notwithstanding anything to the contrary contained herein (including without limitation Section 6.3), any compensation or benefits, if any, which are vested in the Executive or which the Executive is otherwise entitled to receive under any plan, program or arrangement of the Company before, at or subsequent to the Date of Termination shall be payable in accordance with the terms and provisions of such plan, program or arrangement. Any incentive, savings, retirement, or welfare or fringe benefit plan or program may be changed by the Company in its discretion, provided, however, that such change shall not adversely affect, impair or impact the Executive (unless such change is broad-based and applies to all current and former employees of the Company).

         7. TAXES. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes or other withholdings as shall be required or permitted to be withheld pursuant to any applicable law or regulation, the operation of any incentive, savings, retirement, or welfare or fringe benefit plan, or by written agreement with the Executive. In addition, if any payment to the Executive would trigger "golden parachute" excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, a gross-up payment will be provided in an amount sufficient to make the Executive whole for applicable excise taxes and all income, employment, additional excise taxes or any interest or penalties with respect to such gross-up payment (the "Gross-Up Payment"). All determinations concerning whether a Gross-Up Payment is due to the Executive and the amount of such Gross-Up Payment will be made by a nationally recognized certified public accounting firm (the "Accounting Firm") selected by the Company and subject to the approval of the Executive, such approval not to be unreasonably withheld. If the Accounting Firm determines that any Gross-Up Payment is due to the Executive, the Company shall pay the required Gross-Up Payment to the Executive or on the Executive's behalf within ten (10) business days after receipt of such determination and calculations. If the Accounting Firm determines that no "golden parachute" excise taxes would be triggered, it will, at the same time as it makes such determination, furnish the Executive with an opinion that the Executive has substantial authority not to report any excise tax on the Executive's federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and the Executive.

         8. CONFIDENTIAL INFORMATION. The Executive shall execute and deliver to the Company on or prior to the Effective Date an Employee Agreement Concerning Protection of Company Property and the Arbitration of Legal Disputes ("Protection of Company Property Agreement") in the form attached hereto, the terms of which are incorporated herein by

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reference; provided, however, that to the extent that a term or provision of this Agreement conflicts with any term or provision of the Protection of Company Property Agreement, such term or provision of this Agreement shall prevail over such term or provision of the Protection of Company Property Agreement.

         9. NON-COMPETITION. During the Executive's employment with the Company, and for two years thereafter, the Executive agrees that, without the prior written consent of the Company, (a) the Executive shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee, or in any other capacity, carry on or engage in, or advise or have any financial interest in any company that carries on or engages in, business in North America which is in competition, directly or indirectly, with the Business of the Company or its subsidiaries; (b) the Executive shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit for employment any person that has been employed by the Company or any of its subsidiaries at any time during the one (1) year period immediately preceding such solicitation, provided, however, that this provision does not apply to (i) any employee hired by the Company during the 90-day period following the Effective Date and who was first presented to the Company by the Executive, and (ii) the Executive's personal administrative assistant and/or secretary; and (c) the Executive shall not, on his own behalf or on behalf of any competitor in the Business, directly or indirectly, solicit or divert the business of any person or entity which was a customer (or a prospective customer) of the Company or any of its subsidiaries at any time during the Executive's employment with the Company or as of the Executive's Date of Termination. The "Business" of the Company or its subsidiaries shall mean the development, manufacture and marketing of oxygen therapeutics for intravenous use in humans or animals. Anything in this Section 9 to the contrary notwithstanding, the Executive may invest in stock, bonds, or other securities of any business in competition with the Business of the Company (but without otherwise participating in such competition with the Company) if
(a) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (b) his investment does not exceed, in the case of any class of the capital stock of any one issuer, three percent (3%) of the issued and outstanding shares, or, in the case of other securities, three percent (3%) of the aggregate principal amount thereof issued and outstanding.

         10.      INDEMNIFICATION.

                  (a) During the Employment Period, the Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Board or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties

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and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                  (b) Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 10(a) that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                  (c) The Company also agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding by reason of the termination of his employment with his prior employer or his accepting employment with the Company, he shall be indemnified and held harmless by the Company against all cost, expense, liability and loss (including, without limitation, attorney's fees) reasonably incurred or suffered by the Executive in connection therewith.

                  (d) The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

         11. PREPARATION OF AGREEMENT. The Company shall, upon the submission of appropriate invoices by the Executive, pay all reasonable costs (including attorneys' fees) incurred by the Executive in connection with the preparation of this Agreement.

         12.      SURVIVAL; INJUNCTIVE RELIEF.

                  12.1 SURVIVAL. The Executive agrees that Sections 8, 9 and 10 of this Agreement shall survive the termination of (a) this Agreement, (b) the Employment Period and/or (c) the Executive's employment with the Company. The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach any of the provisions of Section 8 or Section 9 of this Agreement, and, therefore, agrees that the Company shall be entitled to seek injunctive relief to prevent any such breach or threatened breach thereof, and to seek specific performance of the terms of such sections (in addition to any other legal or equitable remedy the Company may have). The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of Section 8 or Section 9 of this Agreement, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from

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

pursuing any other remedies at law or in equity that it may have under and in respect of this Agreement or any other agreement or understanding.

                  12.2 REASONABLE RESTRICTIONS. All of the provisions of this Agreement, including, without limitation, Sections 8 and 9, are intended by the parties hereto as separate and divisible provisions and if, for any reason, any one of them (or part thereof) is held to be invalid or unenforceable neither the validity nor the enforceability of any other provision (or part thereof) shall be affected thereby. The Executive agrees that the restrictions imposed by
Section 9 are reasonable in scope and duration. The Executive understands that the provisions of Sections 8 and 9 of this Agreement may affect or limit the Executive's ability to earn a livelihood in a business similar to the businesses engaged in by the Company (or any of its subsidiaries), but the Executive nevertheless believes and agrees that the Executive shall receive (or shall have received) sufficient consideration, remuneration and other benefits from the Company to make enforceable the restrictions and limitations contained in Sections 8 and 9 of this Agreement.

         13. JUDICIAL CONSTRUCTION. If for any reason any court of competent jurisdiction shall find the provisions of Section 9 of this Agreement unreasonable in scope or duration, the Executive and the Company agree that the restrictions and limitations contained in Section 9 shall be construed by the court so that they are effective and enforceable to the fullest extent allowed or allowable under the applicable law of any such jurisdiction. It is further agreed by the Executive and the Company that any judicial restraints ordered by any such court in respect of the restrictions and limitations imposed by Section 9 of this Agreement shall be applicable and effective only with respect to the particular jurisdiction in which such order is made.

         14. SUCCESSORS. This Agreement is personal to the Executive and may not be assigned by the Executive. This Agreement shall inure to the benefit of, and be enforceable by, the Executive and the Executive's legal representatives, as applicable. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         14. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by facsimile transmission, hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

If to the Company:         BIOPURE CORPORATION
                           11 Hurley Street
                           Cambridge, MA 02141

                           Attn:  Chief Financial Officer

With a copy to:            General Counsel

If to the Executive:       Mr. Thomas A. Moore
                           166 Cherry Hill Road
                           Princeton, New Jersey  08540

With a copy to:            Stewart Reifler, Esq.
                           Vedder, Price, Kaufman & Kammholz

                           805 Third Avenue
                           New York, New York 10022

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any such notice and communications shall be effective when actually received by the addressee.

         15. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws thereunder. The captions of this Agreement are not part of the provisions hereof and shall not have any force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives. This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and supersedes any prior oral or written agreement between the Company and the Executive. This Agreement may be executed in two or more counterparts.

                  IN WITNESS WHEREOF, the Executive has signed this Agreement and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be signed in its name and on its behalf, all as of the day and year first above written.

                                       BIOPURE CORPORATION


                                       By:
                                           -------------------------------------
                                           Title:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------


                                           -------------------------------------
                                                     Thomas A. Moore



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